UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2004 (October 20, 2004)

PACKETEER, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-26785	77-0420107

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10201 NORTH DE ANZA BLVD.
CUPERTINO, CALIFORNIA 95014
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 873-4400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 17.1
EXHIBIT 99.1

Item 2.02. Results of Operations and Financial Condition.

On October 21, 2004, Packeteer, Inc. issued a press release announcing its operating and financial results for the three and nine months ended September 30, 2004, and intends to present additional financial information during a related conference call held on October 21, 2004. Such additional information will be posted on the Company’s website at the close of the conference call. The press release and conference call contain forward-looking statements regarding the Company and include cautionary statements identifying factors that could cause actual results to differ materially from those anticipated. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 20, 2004, the Company accepted the resignation of Hamid Ahmadi from the board of directors of the Company. Mr. Ahmadi’s resignation was effective as of October 21, 2004. The reason for the resignation arose only from Mr. Ahmadi’s duties and responsibilities in relation to his current employment, and not as a result of any disagreement between Mr. Ahmadi and Packeteer, Inc., its management, board of directors or the audit committee of the board of directors on which he served.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit
Number	Description
17.1	Resignation Letter dated October 20, 2004, from Hamid Ahmadi to the Company.

99.1	Press Release of Packeteer, Inc. dated October 21, 2004 announcing its operating and financial results for the three and nine months ended September 30, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2004

Packeteer, Inc.
By:	/s/ David C. Yntema
	Name:	David C. Yntema
Title: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
17.1	Resignation Letter dated October 20, 2004, from Hamid Ahmadi to the Company.

99.1	Press Release of Packeteer, Inc. dated October 21, 2004 announcing its operating and financial results for the three and nine months ended September 30, 2004.